                                                                    Exhibit 12.1


                  Statement of Computation of Ratio of Earnings to Fixed Charges


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
                                                                                                            NINE MONTHS ENDED
                                                            YEARS ENDED DECEMBER 31,                          SEPTEMBER 30,
                                               1997        1998       1999       2000       2001            2001         2002
                                            --------------------------------------------------------    -------------------------
EARNINGS:
Income from continuing operations            $  6,383    $ 52,007   $ 71,101   $ 64,467   $ 69,402        $ 47,679     $ 50,968
Less: capitalized interest                       (649)     (1,055)    (1,031)      (949)      (875)           (713)        (700)
                                            --------------------------------------------------------    -------------------------
   Total earnings                               5,734      50,952     70,070     63,518     68,527          46,966       50,268
                                            --------------------------------------------------------    -------------------------


FIXED CHARGES:
   Interest expense                            21,187      15,886     16,854     18,690     18,882          13,668       15,709
   Capitalized interest                           649       1,055      1,146        984        875             713          700
   Portion of rentals representing an
   interest factor                              2,202       2,397      2,420      2,555      2,567           2,040        1,898
                                            --------------------------------------------------------    -------------------------
   Total fixed charges                         24,038      19,338     20,420     22,229     22,324          16,421       18,307
                                            --------------------------------------------------------    -------------------------

EARNINGS AVAILABLE FOR FIXED CHARGES           29,772      70,290     90,490     85,747     90,851          63,387       68,575
                                            ========================================================    =========================
RATIO OF EARNINGS TO FIXED CHARGES               1.24        3.63       4.43       3.86       4.07            3.86         3.75
                                            ========================================================    =========================
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